UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GROM SOCIAL ENTERPRISES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROM SOCIAL ENTERPRISES, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(561) 287-5776

NOTICE OF CONSENT SOLICITATION

March 8, 2018

To our Stockholders:

This Notice of Consent Solicitation and accompanying Consent Solicitation Statement are furnished to you by Grom Social Enterprises, Inc., a Florida corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation of written consents from the holders of our common stock (the “Stockholders”) to take action without a Stockholders’ meeting.

We are soliciting your consent to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the our common stock (the “Reverse Stock Split”) at any time prior to March [*], 2019 with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion (the “Proposal”).

The primary intent of the Reverse Stock Split is to increase the market price of our common stock to enhance our ability to meet the initial listing requirements of The NASDAQ Capital Market.  The goal of seeking to list on a national exchange is the potential for increased visibility and liquidity as well as making our common stock more attractive to a broader range of institutional and other investors.

We have established the close of business on March 1, 2018 (the “Record Date”), as the record date for determining Stockholders entitled to submit written consents.  Stockholders holding a majority of our common stock outstanding as of the close of business on the Record Date must vote in favor of the Proposal to be approved by Stockholders.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Eastern Time, on May 7, 2018 subject to early termination of the Consent Solicitation by the Board if a majority approval is received, or extension of the time of termination by the Board.

Failure to submit the Written Consent will have the same effect as a vote against the Proposal. We recommend that all Stockholders consent to the Proposal, by marking the box entitled “FOR” with respect to the Proposal and submitting the Written Consent as set forth on the consent card included. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposal, your consent form will be treated as a consent “FOR” the Proposal

By Order of the Board of Directors of Grom Social Enterprises, Inc.

/s/ Darren Marks

Darren Marks

Chairman and Chief Executive Officer

GROM SOCIAL ENTERPRISES, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(561) 287-5776

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is furnished to you by Grom Social Enterprises, Inc., a Florida corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation of written consents from the holders of our common stock (the “Stockholders”) to take action without a Stockholders’ meeting.

We are soliciting your consent to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-6 and not more than 1-for-20 (the “Reverse Stock Split”) at any time prior to March 8, 2019 with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion (the “Proposal”).

Our Board adopted the Proposal and recommends that stockholders vote FOR the approval of the Proposal. The board of directors has decided to seek written consent rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Pursuant to Section 607.0704 of the Florida Business Corporations Act (“FBCA”), unless otherwise provided in a company’s certificate of incorporation, any action which is required to be taken or which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents are being solicited from all of our Stockholders pursuant to Section 607.0704 of the FBCA and Article II, Section 12 our Bylaws.

We have established the close of business on March 1, 2018 (the “Record Date”), as the record date for determining Stockholders entitled to submit written consents. Stockholders holding a majority of our common stock outstanding as of the close of business on the Record Date must vote in favor of the Proposal to be approved by the Stockholders. As of the Record Date, the Company had 125,928,919 shares of common stock outstanding (the “Common Stock”), held by approximately 509 registered holders of record. Voting materials, which include this Consent Solicitation Statement and a Written Consent form, are being mailed to all Stockholders on or about March 13, 2018.

Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Company’s transfer agent, Corporate Stock Transfer, in accordance with the instructions set forth in the Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposal.

Requests for copies of this Consent Solicitation Statement should be directed to Grom Social Enterprises, Inc. at the address or telephone number set forth above.

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The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the consent solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Eastern Time, on April 1, 2018 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received, (ii) waive any of the conditions to the consent solicitation, or (iii) amend the terms of the consent solicitation.

The final results of this solicitation of written consents will be published in a Current Report on Form 8-K (the “Form 8-K”) by the Company. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law and Article II, Section 12 of our Bylaws.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of consents and revocations of consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Revocation of Consents

Written consents may be revoked or withdrawn by any Stockholder at any time before the Expiration Date. A notice of revocation or withdrawal must specify the record Stockholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.  Revocations may be submitted to the Corporate Secretary of the Company by the same methods as written consents may be submitted, as set forth in the form of Written Consent included.

Solicitation of Consents

Our Board is sending you this Consent Solicitation Statement in connection with its solicitation of Stockholder consent to approve the Proposal. The Company will pay for the costs of solicitation. We will pay the reasonable expenses of brokers, nominees and similar record holders in mailing consent materials to beneficial owners of our Common Stock. Because the approval of holders of a majority of the outstanding Common Stock is required to approve the Proposal, not returning the Written Consent will have the same effect as a vote against the Proposals.

Other than as discussed above, the Company has made no arrangements and has no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the Company who will receive no additional compensation therefor.

Members of our Board and management beneficially own 51,422,291 or 38.5% shares of our Common Stock and intend to submit their consents “For” the Proposals.  See “Security Ownership of Certain Beneficial Owners and Management”.

No Appraisal Rights

Under applicable Florida corporation law, our non-consenting Stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such right

Householding Matters

Stockholders that share a single address will receive only one Consent Solicitation Statement and Written Consent at that address, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Stockholder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future consent solicitations (as applicable), he or she may write to us at: Grom Social Enterprises, Inc. 2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431, Attention: Melvin Leiner, Exec. V.P. and Chief Financial Officer.  We will deliver separate copies of this Consent Solicitation Statement and form of Written Consent promptly upon written request. If you are a Stockholder of record receiving multiple copies of our Consent Solicitation Statement and form of Written Consent, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other stockholder of record, you can request additional copies of this Consent Solicitation Statement and form of Written Consent or request householding by contacting the stockholder of record.

As of the Record Date, the closing price of our Common Stock was $0.81 per share and our total market capitalization was approximately $102,002,424.

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INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal that is not shared by all other Stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on March 1, 2018, the Record Date for determining our stockholders who are entitled to notice of and to vote on the approval of the Proposal, is 125,928,919.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of our Common Stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our Common Stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o Grom Social Enterprises, Inc. 2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Shares	Percentage
Officers and Directors
Darren Marks (1)	24,523,831	18.1%
Melvin Leiner (2)	18,695,636	13.82%
Dr. Thomas J. Rutherford (3)	4,098,475	3.25%
Wayne Dearing	4,104,349	3.26%
All officers and directors as a group (4 persons)	51,422,291	38.5%

5% or greater holders:
Mark Arzoomanian	7,545,278	6.00%

(1) Represents common stock held by Family Tys, LLC, a trust owned by Mr. Marks, his wife and his children. Zach Marks, a minor child, owns 2/3 of the shares of common stock held by Family Tys, LLC. Mr. Marks is the Managing Member of Family Tys, LLC. Also includes 9,382,500 shares of Common Stock underlying vested stock options held by Mr. Marks that are exercisable at prices between $0.36 and $0.78 per share.

(2) Represents common stock held by 4 Life LLC, a trust owned by Mr. Leiner, his wife and daughter. Mr. Leiner is the Managing Member of Family Tys, LLC. Also includes 9,382,500 vested shares of Common Stock underlying stock options held by Mr. Leiner that are exercisable at prices between $0.36 and $0.78 per share.

(3) Includes 834,000 shares of Common Stock underlying vested stock options at an exercise price of $0.78 per share and 400,000 shares of Common Stock underlying warrants that are exercisable at $1.50 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “reporting persons”) file with the U.S. Securities and Exchange Commission (“SEC”) various reports as to their ownership of and activities relating to our Common Stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended December 31, 2017, Forms 3 and 4 were not timely filed with the SEC by the following reporting persons: Darren Marks failed to timely file his Form 4 in August of 2017; Melvin Leiner failed to timely file his Form 4 in August of 2017; Thomas Rutherford failed to timely file his Form 4 in August of 2017; and Wayne Dearing failed to timely file his Form 3 in August of 2017. All four of the aforementioned late filings were filed with the SEC in January of 2018.

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PROPOSAL 1— AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

The form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). If approved by our Stockholders, the Reverse Stock Split proposal would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding Common Stock at any time prior to March 8, 2019 by a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of Stockholder approval, our Board may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;
•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;
•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, Stockholders with less than two shares and no more than 20 shares of existing Common Stock, may be combined into one share of Common Stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our board of directors to be in the best interests of our Stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our Stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of The NASDAQ Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our Stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on The NASDAQ Capital Market. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

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Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Florida. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Florida by the close of business on March 8, 2019, our board of directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of March 1, 2018, there were 125,928,919 shares outstanding. Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of two and a maximum of 20 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of March 1, 2018, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	62,964,460
1-for 4	31,482,230
1-for -6	20,988,153
1-for-10	12,592,892
1-for-12	10,494,077
1-for-14	8,994,923
1-for-16	7,870,557
1-for-20	6,296,446

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any Stockholder’s proportionate voting power (subject to the treatment of fractional shares).

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The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Amended and Restated Certificate of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current Stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its Stockholders.

The Reverse Stock Split may result in some Stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the OTC Markets under the symbol “GRMM”, subject to any decision of our Board to list our securities on a national securities exchange.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

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Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Florida law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation.

****

Important Notice Regarding the Availability of this Consent Statement

In accordance with the rules of the SEC, we are advising the Company’s stockholders of the availability on the Internet of this Consent Statement and all other solicitation materials in connection with this Consent Solicitation. These rules allow us to provide access to proxy and consent materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering, to all stockholders, paper copies of this Consent Statement and all other solicitation materials in connection with this Consent Solicitation, as well as providing access to those materials on a publicly accessible website. Under Florida law, the Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the outstanding Shares as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company. This Consent Statement and all other solicitation materials in connection with this Consent Solicitation, including the Consent Card, are available, free of charge, at http://www.shareholdermaterial.com/grmm/

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AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters. Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

GROM SOCIAL ENTERPRISES, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(561) 287-5776

Attention: Melvin Leiner

Our board of directors hopes that shareholders will complete, date and sign the enclosed Written Consent and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated.

*    *    *

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Darren Marks
Darren Marks
Chief Executive Officer
Boca Raton, FL
March 8, 2018

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Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

OF GROM SOCIAL ENTERPRISES, INC.,

a Florida corporation

Grom Social Enterprises, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Florida Business Corporations Act (the “FBCA”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the FBCA of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

SECOND: This Certificate of Amendment shall become effective as of [—], at [—] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 607.1001 of the FBCA. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. Written consents were solicited from all of our stockholders of record pursuant to Section 607.0704 of the Florida Business Corporations Act and Article II, Section 12 our Bylaws.  A consent solicitation was mailed on or about March 9, 2018 and the necessary number of shares consented to proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed as of this [—] day of [—], 2018.

* Whole number between two (2) and twenty (20) as determined by the Board of Directors in its sole discretion.

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Appendix B

[FORM OF CONSENT CARD]

WRITTEN CONSENT OF STOCKHOLDERS OF

GROM SOCIAL ENTERPRISES, INC.

The undersigned stockholder of Grom Social Enterprises, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated March 8, 2018. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of not less than 1-for-2 and not greater than 1-for-20 to become effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of Florida and such amendment to be filed no later than March 8, 2019 (the “Reverse Stock Split”), and has referred the same to the stockholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company approved the Reverse Stock Split on March 6, 2018 and recommended that the stockholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its stockholders;

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect the Reverse Stock Split, including having the discretion as to whether or not the Reverse Stock Split is to be effected at any time prior to March 8, 2019, and with the exact ratio of any reverse split to be set at a whole number at a at a ratio of not less than 1-for-2 and not greater than 1-for-20 as determined by the Company’s Board in its discretion, effective upon filing a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Florida, in the form attached as Appendix A to the Consent Solicitation Statement;

☐FOR                                ☐AGAINST                                ☐ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on   ________, 2018.

___________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

______________________________	_______________________________________
Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

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